EXHIBIT 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

NILE THERAPEUTICS, INC.,

BOVET MERGER CORP.,

and

CAPRICOR, INC.

DATED JULY 7, 2013

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EXHIBITS

Exhibit A	-	Definitions
Exhibit B	-	Form of Certificate of Merger
Exhibit C	-	Certificate of Incorporation of Surviving Corporation
Exhibit D	-	Bylaws of Surviving Corporation
Exhibit E	-	Form of Stockholder Written Consent
Exhibit F	-	Persons to be Elected to Board of Directors
Exhibit G	-	Parent Certificate of Amendment
Exhibit H	-	Form of Company Stockholder Questionnaire
Exhibit I	-	Agreements to be Terminated

-v-

AGREEMENT AND PLAN
OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization is made and entered into as of July 7, 2013, by and among Nile Therapeutics, Inc., a Delaware corporation (“Parent”), Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Capricor, Inc., a Delaware corporation (the “Company”). For purposes of this Agreement, the terms contained in Exhibit A hereto shall have the respective meanings set forth therein.

Recitals

Whereas, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”);

Whereas, upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent;

Whereas, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

Whereas, the respective boards of directors of Parent, Merger Sub and the Company have approved, adopted and declared advisable this Agreement and the Merger.

Now, Therefore, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I
Description of Transaction

Section 1.1           Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2           Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

Section 1.3           Closing; Effective Time. Unless otherwise mutually agreed in writing between Parent and the Company, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Paul Hastings LLP, 1117 S. California Avenue, Palo Alto, California 94304, at 9:00 A.M. (Pacific Time) on the second (2nd) Business Day following the day on which the last to be satisfied or waived of the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” Contemporaneously with or as promptly as practicable after the Closing, a certificate of merger conforming to the requirements of the DGCL and substantially in the form of Exhibit B (the “Certificate of Merger”) shall be duly executed by the Company and shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other date and time as Parent and the Company may mutually agree and include in the Certificate of Merger (the “Effective Time”).

Section 1.4           Certificate of Incorporation and Bylaws; Directors and Officers.

(a)          At the Effective Time, the certificate of incorporation of the Company shall be amended as a result of the Merger so as to read in its entirety as set forth in Exhibit C, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(b)          At the Effective Time, the bylaws of the Company shall be amended so as to read in their entirety as set forth in Exhibit D, and, as so amended, shall be the bylaws of the Surviving Corporation from and after the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(c)          From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

Section 1.5           Conversion of Company Preferred Stock Prior to the Effective Time. Immediately prior to the Effective Time (and pursuant to the Company Constituent Documents and applicable Law), (a) each share of Series A-1 Preferred Stock issued and outstanding as of such time shall be converted into one share of Company Common Stock, (b) each share of Series A-2 Preferred Stock issued and outstanding as of such time shall be converted into one share of Company Common Stock, and (c) each share of Series A-3 Preferred Stock issued and outstanding as of such time shall be converted into one share of Company Common Stock, in each case in accordance with the terms thereof. Following the Effective Time, certificates representing shares of Company Preferred Stock prior to the conversions contemplated in the foregoing sentence shall, for purposes of Section 1.9 below, be deemed to represent the number of shares of Company Common Stock into which such shares of Company Preferred Stock shall have been converted. The Company shall take all action that may be necessary (under the Company Constituent Documents and otherwise) to effectuate the conversions described in this Section 1.5.

Section 1.6           Conversion of Shares.

(a)          At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i)          each share of Company Common Stock then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)         each share of Company Common Stock then held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)        except as provided in clauses “(i)” and “(ii)” above and subject to Sections 1.9(b) and 1.10, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of the common stock of Parent, $0.001 par value per share (“Parent Common Stock”), equal to the Applicable Multiplier; the issued and outstanding shares of Company Common Stock immediately prior to the Effective Time, calculated on a Fully Diluted Basis, shall represent ninety percent (90%) of the outstanding shares of Parent Common Stock immediately following the Effective Time, calculated on a Fully Diluted Basis; and

(iv)        each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b)          If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

(c)          In the event the Company enters into one or more agreements with respect to issuances of Company Common Stock or Company Preferred Stock or securities convertible into Company Common Stock or Company Preferred Stock in connection with a bona fide, arm’s length financing transaction, in each case following the date of this Agreement and prior to the Effective Time, the number of such Company shares issued (or deemed issued) pursuant to such transaction shall be excluded from the calculation of Fully Diluted Basis of the Company. Instead, any such shares shall dilute the holders of Company Common Stock and Parent Common Stock on a pro rata basis as if issued (or deemed issued) following the Effective Time.

Section 1.7           Company Stock Options. At the Effective Time, each then outstanding Company Option, whether vested or unvested, shall, as part of the Merger, be assumed by Parent in accordance with the terms (as in effect as of the date hereof) of such Company Stock Option Plan under which such Company Option was issued and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Multiplier, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Multiplier, and rounding the resulting exercise price up to the nearest whole cent, (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and (v) the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company Stock Option Plans and otherwise) to effectuate the provisions of this Section 1.7.

Section 1.8           Closing of the Company’s Transfer Books. At the Effective Time, holders of certificates representing shares of capital stock of the Company that were outstanding immediately prior to the Effective Time (“Company Stock Certificates”) shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock of the Company outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of the Company shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.9.

Section 1.9           Exchange of Certificates.

(a)          At or prior to the Effective Time, Parent shall deposit with Parent’s transfer agent or another bank or trust company designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Company Stock Certificates, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.6(a)(iii) in exchange for outstanding shares of Company Common Stock (the shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the “Exchange Fund”). At or prior to the Effective Time, Parent shall also deposit with the Exchange Agent, for the benefit of holders of Company Stock Certificates, cash in an amount sufficient to make payments for fractional shares required pursuant to Section 1.9(b).

(b)          As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to send to each registered holder of a Company Stock Certificate a letter of transmittal (which shall be in customary form and contain such provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the Exchange Agent shall deliver to the holder of such Company Stock Certificate a certificate representing that number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.6(a)(iii); provided, however, that the certificates representing Parent Common Stock to be delivered to the holder of a Company Stock Certificate shall represent only whole shares of Parent Common Stock. In lieu of any fractional shares to which such holder would otherwise be entitled, after combining any fractional interests of such holder into as many whole shares as is possible, the holder of such Company Stock Certificate shall be paid in cash an amount equal to the dollar amount (rounded to the nearest whole cent) determined by multiplying the Parent Average Trading Price by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such holder.

(c)          All Company Stock Certificates surrendered pursuant to this Section 1.9 shall be canceled. Until surrendered as contemplated by this Section 1.9, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration in accordance with this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an affidavit and indemnity in form satisfactory to Parent against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(d)          No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.9 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

(e)          Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as it reasonably determines that it is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law and to collect Forms W-8 or W-9, as applicable, or similar information from the holders of Company Common Stock and any other recipients of payments hereunder. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f)          Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 1.9 shall thereafter look only to Parent, as a general unsecured creditor, for payment of its claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

(g)          Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Stock Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any shares of Parent Common Stock and any cash payable to the holder of such Company Stock Certificate or any dividends or distributions payable to the holder of such Company Stock Certificate pursuant to this Section 1.9 would otherwise escheat to or become the property of any Governmental Body), any such shares of Parent Common Stock, or cash, dividends or distributions in respect of such Company Stock Certificate, shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

Section 1.10         Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company held by a holder who, pursuant to Section 262 of the DGCL, has the right to dissent to the Merger and demand payment for such shares and properly dissents and demands payment for the fair value of such shares of capital stock of the Company (“Dissenting Shares”) in accordance with the DGCL, shall not be converted into the right to receive Parent Common Stock as set forth in Section 1.6, unless such holder withdraws, fails to perfect or otherwise loses such holder’s right to such payment, if any. If, after the Effective Time, such holder withdraws, fails to perfect or loses any such right to payment, such holder’s Dissenting Shares shall be treated as having been converted as of the Effective Time into the right to receive the portion of the total Merger Consideration. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of capital stock of the Company and the opportunity to participate in all negotiations and proceedings with respect to any such demand. Except to the extent otherwise required by the DGCL, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

Section 1.11         Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

Section 1.12         Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement and any agreement entered into in connection herewith or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE II
Representations and Warranties of the Company

Except as set forth on the Company Disclosure Schedule, the Company hereby represents and warrants to Parent as follows, as of the date hereof and as of the Closing Date, as set forth below.

Section 2.1           Organization; Standing and Power; Subsidiaries.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 2.1(a) of the Company Disclosure Schedule, which jurisdictions constitute as of the date hereof the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except where the failure to be so qualified would not have a Company Material Adverse Effect.

(b)          The Company has no Subsidiaries and does not own, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Neither the Company nor any of its stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the business or affairs of the Company.

Section 2.2           Authority; Binding Nature of Agreement. The Company has the requisite corporate right, power and authority to enter into and to perform its obligations under this Agreement and any Company Related Agreement to which it is a party, and the execution, delivery and performance by the Company of this Agreement and any Company Related Agreement to which it is a party have been duly authorized by all necessary corporate action on the part of the Company (subject, in the case of the Merger, to the approval and adoption of this Agreement by the Required Company Stockholder Vote). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies (clause (a) and (b) being referred to herein as the “Bankruptcy and Equity Exception”). Upon the execution and delivery by or on behalf of the Company of each Company Related Agreement to which it is a party, such Company Related Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 2.3           Absence of Restrictions and Conflicts; Required Consents. Neither the execution, delivery or performance by the Company of this Agreement or any of the Company Related Agreements, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, will directly or indirectly (with or without the giving of notice or the lapse of time or both):

(a)          contravene, conflict with or result in a violation of any provision of any Company Constituent Document;

(b)          contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Company Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned, used or controlled by the Company, is subject, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Company Material Adverse Effect;

(c)          contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned, used or controlled by the Company, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Company Material Adverse Effect; or

(d)          contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, or (ii) modify, terminate, or accelerate any right, liability or obligation of the Company under any such Company Contract, or charge any fee, penalty or similar payment to the Company under any such Company Contract, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Company Material Adverse Effect.

Except as set forth in Section 2.3 of the Company Disclosure Schedule, no filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance of this Agreement or any of the Company Related Agreements, or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements, except for such filings, notices or consents, the failure to obtain, give or make which would not reasonably be expected to have a Company Material Adverse Effect.

Section 2.4           Capitalization.

(a)          The authorized capital stock of the Company consists of (i) 10,074,450 shares of Company Common Stock, of which 1,812,078 shares have been issued and are outstanding as of the date hereof and (ii) 5,426,844 shares of Company Preferred Stock, 940,000 of which have been designated “Series A-1 Preferred Stock” and 940,000 of which are issued and are outstanding, 736,844 of which have been designated “Series A-2 Preferred Stock” and 736,844 of which are issued and are outstanding, 3,750,000 of which have been designated “Series A-3 Preferred Stock” and 1,500,000 of which are issued and are outstanding. Each share of Company Preferred Stock is convertible into one share of Company Common Stock. The Company has reserved 5,426,844 shares of Company Common Stock for issuance upon conversion of the Company Preferred Stock. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

(b)          The Company has reserved 3,300,000 shares of Company Common Stock for issuance under the Company Stock Option Plans, of which options to purchase 2,179,847 shares are outstanding as of the date hereof. Section 2.4(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option outstanding as of the date hereof (whether vested or unvested) (i) the name of the holder of such Company Option, (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable, (iii) the date on which such Company Option was granted and the term of such Company Option, and (iv) the exercise price per share of Company Common Stock purchasable under such Company Option.

(c)          The Company has reserved 835,528 shares of Company Common Stock for issuance upon the exercise of certain warrants (the “Company Warrants”) issued by the Company, which Company Warrants by their terms terminate upon a merger or consolidation of the Company.

(d)          Except for that which is set forth in Section 2.4(d) of the Company Disclosure Schedule and the conversion privileges of the Company Preferred Stock and the Company Options granted pursuant to the Company Stock Option Plans and the Company Warrants, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company, (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company (clauses (i) through (iv) above, collectively “Company Rights”). The Company has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company.

(e)          Other than as set forth in this Section 2.4 and those options that are issued between the date hereof and the Closing Date, there are no other outstanding grants of shares of Company Common Stock or options to purchase Company Common Stock. There are no outstanding shares of Company Common Stock that constitute restricted stock or other outstanding equity incentives relating to Company Common Stock or other capital stock of the Company, whether or not made pursuant to the Company Stock Option Plans.

(f)          Except as set forth in Section 2.4(f) of the Company Disclosure Schedule, the Company is not a party to or bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company.

Section 2.5           Title to and Sufficiency of Assets. The Company has good, valid, transferable and marketable title to, or valid leasehold interests in, all of its properties and assets, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

Section 2.6           Properties.

(a)          The Company does not own, and has never owned, any real property. The Company is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)          Section 2.6(b) of the Company Disclosure Schedule includes a true, correct and complete list of parcels of real property of which the Company is the lessee or sublessee (together with all fixtures and improvements thereon) and the leases under which such real property is leased, subleased or licensed, including all amendments or modifications to such leases. Section 2.6(b) of the Company Disclosure Schedule includes a true, correct and complete list of all subleases of real property under which the Company is the sublessor, including all amendments or modifications to such subleases. To the Knowledge of the Company, the Company is not in violation of any zoning, building, safety or environmental ordinance, acquisition or requirement or Law applicable to the real property leased by it.

Section 2.7           Intellectual Property. Section 2.7 of the Company Disclosure Schedule contains a true, correct and complete list of all Company Registered Intellectual Property.

Section 2.8           Contracts.

(a)          Section 2.8(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the following Contracts currently in force to which the Company is a party:

(i)          each Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property, except for licenses to use shrink wrap or off the shelf software;

(ii)         all Contracts that (A) limit, or purport to limit, the ability of the Company, or any officers, directors, employees, stockholders or other equity holders, agents or representatives of the Company (in their capacities as such) to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) would by their terms purport to be binding upon or impose any obligation upon Parent or any of its Affiliates (other than the Surviving Corporation), (C) contain any so called “most favored nation” provisions or any similar provision requiring the Company to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties, or (D) provide for “exclusivity,” preferred treatment or any similar requirement or under which the Company is restricted, or which after the Closing would restrict Parent or any of its Affiliates, with respect to distribution, licensing, marketing, co-marketing or development;

(iii)        each Contract creating or involving any sales agency relationship or distribution arrangement;

(iv)        bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages or other similar Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of the Company;

(v)         each Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

(vi)        each Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, or any surety arrangement;

(vii)       each Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities, except for those Contracts identified elsewhere under this Section 2.8;

(viii)      each Contract constituting or relating to a Government Contract or Government Bid;

(ix)        each Contract providing for “earn outs,” “performance guarantees” or other similar contingent payments, by or to the Company, excluding indemnification agreements or indemnification provisions contained in Contracts to which the Company is a party;

(x)          Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company of an amount in excess of $25,000;

(xi)         Contracts granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of the Company; and

(xii)        Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment.

(b)          To the Knowledge of the Company, each Company Contract is valid and in full force and effect, is enforceable by the Company in accordance with its terms, and after the Effective Time will continue to be legal, valid, binding and enforceable on identical terms. The consummation of the transactions contemplated by this Agreement shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company, the Surviving Corporation, Parent or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Company Contract other than such payment which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c)          To the Knowledge of the Company, except as set forth on Section 2.8(c) of the Company Disclosure Schedule, the Company has not violated or breached, or committed any default under, any Company Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract, other than such violations, breach or default which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(d)          To the Knowledge of the Company, except as set forth on Section 2.8(d) of the Company Disclosure Schedule, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Company Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Company Contract, (iii) give any Person the right to accelerate the maturity or performance of any Company Contract or (iv) give any Person the right to cancel, terminate or modify any Company Contract, other than such violation, breach, default or other occurrence which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e)          Except as set forth on Section 2.8(e) of the Company Disclosure Schedule, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract.

Section 2.9           Compliance with Laws; Governmental Authorizations.

(a)          Except as set forth on Section 2.9(a) of the Company Disclosure Schedule, the Company is, and has at all times been, in compliance with all applicable Laws, other than such non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Law.

(b)          Section 2.9(b) of the Company Disclosure Schedule identifies each Governmental Authorization held by the Company. To the Knowledge of the Company, the Governmental Authorizations held by the Company are valid and in full force and effect. To the Knowledge of the Company, the Company is in compliance with the terms and requirements of the Governmental Authorizations held by the Company, other than such non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

Section 2.10         Tax Matters.

(a)          All Tax Returns due to have been filed by the Company through the date hereof in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all respects. All Taxes, deposits and other payments for which the Company has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of the Company, as applicable.

(b)          No claims have been asserted and no proposals or deficiencies for any Taxes of the Company are being asserted, proposed or, to the Knowledge of the Company, threatened, and no audit or investigation of any Tax Return of the Company is currently underway, pending or threatened.

(c)          The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 2.11         Environmental Matters.

(a)          To the Knowledge of the Company, the Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, other than such non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)          The Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance with any Environmental Law in the future.

(c)          To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise) that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law.

(d)          The Company has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or order, and the Company is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

Section 2.12         Company Financial Statements.

(a)          Section 2.12 of the Company Disclosure Schedule includes a complete copy of the Company’s audited balance sheet, income statement and statement of cash flows as of and for the years ended December 31, 2011 and December 31, 2012 (collectively, the “Company Financial Statements”). Except as specifically described in Section 2.12 of the Company Disclosure Schedule, the Company Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, and (ii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the Company’s results of operations for the periods covered thereby. Except as required by GAAP, the Company has not, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year.

(b)          There are no known liabilities or obligations of the Company of any kind whatsoever (absolute, accrued, contingent, determined, determinable or otherwise), and to the Knowledge of the Company, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except such liabilities or obligations (i) that are fully reflected or provided for in the Company Financial Statements or the notes thereto, or (ii) that have arisen in the ordinary course of business, consistent with past practice, since December 31, 2012 and of a type reflected or provided for in the Company Financial Statements, which in the aggregate are not in excess of $25,000.

Section 2.13         Legal Proceedings; Orders.

(a)          There is no pending Legal Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned, used or controlled by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Company Related Agreements. Except as set forth in the Company Disclosure Statement, to the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding, other than such condition or circumstance which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)          There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

Section 2.14         Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or this Agreement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, or officer, member, director or employee of the Company, or any Affiliate of the Company.

Section 2.15         Certain Payments. Neither the Company nor, to the Knowledge of the Company, any manager, officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

(a)          used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b)          made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

(c)          made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d)          performed any favor or given any gift which was not deductible for federal income tax purposes;

(e)          made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

(f)          agreed, committed, offered or attempted to take any of the actions described in clauses “(a)” through “(e)” above.

Section 2.16         Company Action.

(a)          The board of directors of the Company (at a meeting duly called and held in accordance with the Company Constituent Documents) has unanimously (i) determined that this Agreement and the Merger are advisable, fair to, and in the best interests of the Company and its stockholders, (ii) duly and validly approved, adopted and declared advisable the Merger and this Agreement, and (iii) recommended the approval and adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to such stockholders for their approval and adoption, and none of the aforementioned actions of the board of directors of the Company have been amended, modified or rescinded.

(b)          The affirmative vote of (i) the holders of a majority of the outstanding shares of Company Common Stock and the Company Preferred Stock, voting together as a single class, in favor of adopting this Agreement, and (ii) the holders of a majority of the outstanding shares of Company Preferred Stock, voting as a single class, in favor of adopting this Agreement (the “Required Company Stockholder Vote”) are the only votes of the holders of any class or series of the Company’s capital stock necessary to approve or adopt this Agreement or consummate the Merger.

Section 2.17         Full Disclosure. To the Knowledge of the Company, neither this Agreement nor the Company Disclosure Schedule (a) contains any representation, warranty or information that is false or misleading with respect to any material fact, or (b) omits to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

ARTICLE III
Representations and Warranties of Parent and Merger Sub

Except as set forth on the Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to the Company, as of the date hereof and as of the Closing Date, as set forth below.

Section 3.1           Organization; Standing and Power; Subsidiaries.

(a)          Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1(a) of the Parent Disclosure Schedule, which jurisdictions constitute as of the date hereof the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except where the failure to be so qualified would not have a Parent Material Adverse Effect.

(b)          Parent has no Subsidiaries except for the Entities identified in Section 3.1(b) of the Parent Disclosure Schedule. Except for the Entities identified in Section 3.1(b) of the Parent Disclosure Schedule, Parent does not own, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. Parent has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Parent has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity or other financial interest. Neither Parent nor any of its stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the business or affairs of Parent.

Section 3.2           Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement and under each Parent Related Agreement to which either of them is a party, and the execution, delivery and performance by Parent and Merger Sub of this Agreement and each Parent Related Agreement to which either of them is a party (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub (subject, (i) in the case of the Merger, to the approval and adoption of this Agreement by Parent as the holder of the majority of the then outstanding shares of common stock of Merger Sub, and (ii) in the case of the Parent Reverse Stock Split, to the Parent Stockholder Approval). The board of directors of Merger Sub has unanimously approved this Agreement, declared it to be advisable, fair to, and in the best interests of Merger Sub and Parent and resolved to recommend to Parent that it vote in favor of the adoption of this Agreement. Subject to receipt of the Parent Stockholder Approval with respect to the Parent Reverse Stock Split, no vote of Parent’s stockholders is needed to approve this Agreement or approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Upon the execution and delivery by or on behalf of Parent or Merger Sub of each Parent Related Agreement to which it is a party, such Parent Related Agreement will constitute the legal, valid and binding obligation of Parent or Merger Sub, as applicable, enforceable against Parent or Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.3           Absence of Restrictions; Required Consents. Neither (1) the execution, delivery or performance by Parent or Merger Sub of this Agreement or any of the Parent Related Agreements, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Parent Related Agreements, will directly or indirectly (with or without notice or lapse of time or both):

(a)          contravene, conflict with or result in a violation of any of the provisions of the Parent Constituent Documents or the Merger Sub Constituent Documents;

(b)          contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Parent Related Agreements or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned, used or controlled by Parent and Merger Sub, is subject, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Parent Material Adverse Effect;

(c)          contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Merger Sub or that otherwise relates to the business of Parent or Merger Sub or to any of the assets owned, used or controlled by Parent or Merger Sub; or

(d)          contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Parent Contract, or (ii) modify, terminate, or accelerate any right, liability or obligation of Parent or Merger Sub under any such Parent Contract, or charge any fee, penalty or similar payment to Parent or Merger Sub under any such Parent Contract, other than such contravention, conflict or violation which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

No filing with, notice to or consent from any Person is required in connection with (i) the execution, delivery or performance of this Agreement or any of the Parent Related Agreements, or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Parent Related Agreements, except for (1) Parent’s filing with the SEC of (a) the Parent Proxy Statement and (b) Current Reports on Form 8-K as required by the Exchange Act, and (2) such filings, notices or consents, the failure to obtain, give or make which would not reasonably be expected to have a Parent Material Adverse Effect.

Section 3.4           Capitalization.

(a)          The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, of which 43,062,231 shares have been issued and are outstanding as of the date hereof and (ii) 10,000,000 shares of Parent Preferred Stock, none of which are issued and are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

(b)          Parent has reserved 9,500,000 shares of Parent Common Stock for issuance under the Parent Stock Option Plans, of which options to purchase 4,281,046 shares are outstanding as of the date hereof.

(c)          Section 3.4(c) of the Parent Disclosure Schedule accurately sets forth, with respect to each Parent Option outstanding as of the date hereof (whether vested or unvested) (i) the name of the holder of such Parent Option, (ii) the total number of shares of Parent Common Stock that are subject to such Parent Option and the number of shares of Parent Common Stock with respect to which such Parent Option is immediately exercisable, (iii) the date on which such Parent Option was granted and the term of such Parent Option, (iv) the vesting schedule for such Parent Option, (v) the exercise price per share of Parent Common Stock purchasable under such Parent Option, (vi) whether (and to what extent) the vesting of such Parent Option will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger and (vii) whether such Parent Option has been designated an “incentive stock option” as defined in Section 422 of the Code.

(d)          Except for the Parent Options granted pursuant to the Parent Stock Option Plans and the warrants to purchase Parent Common Stock set forth on Section 3.4(d) of the Parent Disclosure Schedule, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of Parent, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Parent, (iii) Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of Parent or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent (clauses (i) through (iv) above, collectively “Parent Rights”). Parent has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by Parent.

(e)          Section 3.4(e) of the Parent Disclosure Schedule lists all issued and outstanding shares of Parent Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of Parent, indicating the name of the applicable stockholder, the class of any such shares, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date hereof, whether (and to what extent) the lapsing will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such holder has the sole power to vote and dispose of such shares.

(f)          Parent is not a party to or bound by any, and to the Knowledge of Parent, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Parent. Except as set forth on Section 3.4(f) of the Parent Disclosure Schedule, there are no agreements to which Parent is a party or by which it is bound with respect to the registration under the Securities Act of any securities of the Company.

Section 3.5           Title to and Sufficiency of Assets. Except as set forth on Section 3.5 of the Parent Disclosure Schedule, Parent has good, valid, transferable and marketable title to, or valid leasehold interests in, all of its properties and assets, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

Section 3.6           Properties.

(a)          Parent does not own, and has never owned, any real property. Parent is not obligated and does not have an option to acquire an ownership interest in any real property.

(b)          Section 3.6(b) of the Parent Disclosure Schedule includes a true, correct and complete list of parcels of real property of which Parent is the lessee or sublessee (together with all fixtures and improvements thereon) and the leases under which such real property is leased, subleased or licensed, including all amendments or modifications to such leases. Parent is not a party to any lease, sublease, license, assignment or similar arrangement under which it is a lessor, sublessor, licensor or assignor of, or otherwise makes available for use by any third party of, any portion of the real property leased by it, and to the Knowledge of Parent, Parent is not in violation of any zoning, building, safety or environmental ordinance, acquisition or requirement or Law applicable to the real property leased by it.

Section 3.7           Intellectual Property.

(a)          Section 3.7(a) of the Parent Disclosure Schedule contains a true, correct and complete list of all Parent Registered Intellectual Property and all material unregistered Parent Intellectual Property.

(b)          Parent owns, or licenses or otherwise has the right to use, free and clear of any Encumbrances (other than Permitted Encumbrances), all Intellectual Property used in connection with the operation and conduct of its business.

(c)          All Parent Intellectual Property which Parent purports to own was developed by (i) an employee working within the scope of his or her employment at the time of such development, or (ii) agents, consultants, contractors or other Persons who have executed appropriate instruments of assignment in favor of Parent as assignee that have conveyed to Parent ownership of all Intellectual Property rights in the Parent Intellectual Property. To the extent that any Parent Intellectual Property has been developed or created by a third party, Parent has a written agreement with such third party with respect thereto and Parent thereby either (A) has obtained ownership of and is the exclusive owner of, or (B) has obtained a license (sufficient for the conduct of its business as currently conducted) to, all of such third party’s Intellectual Property in such work, material or invention by operation of law or by valid assignment.

(d)          To the Knowledge of Parent, neither Parent nor any of its products has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property of any third party. To the Knowledge of Parent, no Person has infringed upon or violated, or is infringing upon or violating, any Parent Intellectual Property.

(e)          Parent has taken reasonable steps to protect its rights in Parent’s Confidential Information and any trade secret or confidential information of third parties used by Parent, and, except under confidentiality obligations, there has not been any disclosure by Parent of any of the Parent’s Confidential Information or any such trade secret or confidential information of third parties.

Section 3.8           Contracts.

(a)          Section 3.8(a) of the Parent Disclosure Schedule sets forth a true, correct and complete list of the following Contracts currently in force to which Parent is a party or under which Parent has continuing liabilities and/or obligations:

(i)          each Contract relating to the employment of, or the performance of services by, any Person, including any employee, consultant or independent contractor;

(ii)         each Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property, except for licenses to use shrink wrap or off the shelf software;

(iii)        all Contracts that (A) limit, or purport to limit, the ability of Parent, or any officers, directors, employees, stockholders or other equity holders, agents or representatives of Parent (in their capacities as such) to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) contain any so called “most favored nation” provisions or any similar provision requiring Parent to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties, or (C) provide for “exclusivity,” preferred treatment or any similar requirement or under which Parent is restricted;

(iv)        each Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

(v)         each Contract relating to the acquisition, issuance or transfer of any securities;

(vi)        bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages or other similar Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of Parent;

(vii)       each Contract relating to the creation of any Encumbrance with respect to any asset of Parent;

(viii)      each Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

(ix)         each Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(x)          each Contract constituting or relating to a Government Contract or Government Bid;

(xi)         each Contract providing for “earn outs,” “performance guarantees” or other similar contingent payments, by or to Parent;

(xii)        Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by Parent of an amount in excess of $5,000;

(xiii)       Contracts granting any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of Parent;

(xiv)       Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment;

(xv)       outstanding powers of attorney empowering any Person to act on behalf of Parent;

(xvi)      each Contract that was entered into outside the ordinary course of business or was inconsistent with Parent’s past practice; and

(xvii)     any other Contract that (A) contemplates or involves (x) the payment or delivery of cash or other consideration in an amount or having a value in excess of $1,000 in the aggregate, or (y) the purchase or sale of any product, or performance of services by or to Parent having a value in excess of $1,000 in the aggregate, (B) has a term of more than sixty (60) days and that may not be terminated by Parent (without penalty) within sixty (60) days after the delivery of a termination notice by Parent, or (C) is material to Parent, individually or in the aggregate.

(b)          Parent has made available to the Company true, correct and complete copies of all written Parent Contracts. Section 3.8(b) of Parent Disclosure Schedule provides a true, correct and complete description of the terms of each Parent Contract that is not in written form. To the Knowledge of Parent, each Parent Contract is valid and in full force and effect, is enforceable by Parent in accordance with its terms, and after the Effective Time will continue to be legal, valid, binding and enforceable on identical terms. The consummation of the transactions contemplated by this Agreement shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company, the Surviving Corporation, Parent or any of its Affiliates to any Person or give any Person the right to terminate or alter the provisions of any Parent Contract.

(c)          Parent has not violated or breached, or committed any default under, any Parent Contract, and, to the Knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Contract.

(d)          No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Parent Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Parent Contract, (iii) give any Person the right to accelerate the maturity or performance of any Parent Contract or (iv) give any Person the right to cancel, terminate or modify any Parent Contract.

(e)          Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Parent Contract.

(f)           Parent has not waived any of its rights under any Parent Contract.

Section 3.9           Compliance with Laws; Governmental Authorizations.

(a)          Parent is, and has at all times been, in compliance with all applicable Laws. Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Law.

(b)          Section 3.9(b) of the Parent Disclosure Schedule identifies each Governmental Authorization held by Parent, and Parent has made available to the Company true, correct and complete copies of all such Governmental Authorizations. The Governmental Authorizations held by Parent are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which its business is currently being conducted and as presently planned to be conducted. Parent is in compliance with the terms and requirements of the Governmental Authorizations held by Parent. Parent has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

Section 3.10         Tax Matters.

(a)          All Tax Returns due to have been filed by Parent through the date hereof in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all respects. All Taxes, deposits and other payments for which Parent has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of Parent, as applicable.

(b)          No claims have been asserted and no proposals or deficiencies for any Taxes of Parent are being asserted, proposed or, to the Knowledge of Parent, threatened, and no audit or investigation of any Tax Return of Parent is currently underway, pending or threatened.

(c)          Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 3.11         Environmental Matters.

(a)          Parent is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Parent of all Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

(b)          Parent has not received any notice or other communication (in writing or otherwise) that alleges that Parent is not in compliance with any Environmental Law, and, to the Knowledge of Parent, there are no circumstances that may prevent or interfere with Parent’s compliance with any Environmental Law in the future.

(c)          To the Knowledge of Parent, no current or prior owner of any property leased or controlled by Parent has received any notice or other communication (in writing or otherwise) that alleges that such current or prior owner or Parent is not in compliance with any Environmental Law.

(d)          Parent has not entered into or agreed to enter into, or has any present intent to enter into, any consent decree or order, and Parent is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Materials of Environmental Concern under, any applicable Environmental Law.

Section 3.12         Parent SEC Filings.

(a)          Since January 1, 2010, Parent has filed with the SEC all required reports and filings (the “Parent SEC Documents”). As of the time of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents. To Parent’s Knowledge, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b)          Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that all material information required to be disclosed by Parent in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC (and such disclosure controls and procedures are effective) and all such material information is, in all material respects, made known to Parent’s principal executive officer and principal financial officer.

(c)          Parent has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on its financial statements, and such system of internal controls over financial report is reasonably effective. Parent has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Parent’s outside auditors and the audit committee of Parent’s board of directors: (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information; and (B) any material fraud, within the Knowledge of Parent, that involves management or other employees who have a significant role in Parent’s internal controls over financing reporting. As of the date hereof, there is no reason to believe that Parent’s independent auditors, chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), without qualification, when required. To the Knowledge of Parent, neither Parent nor Parent’s independent auditors have identified or been made aware of: (x) any significant deficiency or material weakness in the design or operation of Parent’s internal controls; (y) any illegal act or fraud, whether or not material, that involves Parent’s management or other employees; or (z) any reasonably credible claim or allegation regarding any of the foregoing.

(d)          Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Parent SEC Documents, and the statements contained in such certifications were complete, correct and accurate on the date such certifications were made. For purposes of this section, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

Section 3.13         Parent Financial Statements.

(a)          The consolidated financial statements contained in the Parent SEC Documents (the “Parent Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present, in all material respects, the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby. Except as required by GAAP, Parent has not, between the last day of its most recently ended fiscal year and the date of this Agreement, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year. Parent has not had any material dispute with any of its auditors regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year that is currently outstanding or that resulted (or would reasonably be expected to result) in an adjustment to, or any restatement of, the Parent Financial Statements. No current or former independent auditor for Parent has resigned or been dismissed from such capacity as a result of or in connection with any disagreement with Parent on a matter of accounting practices.

(b)          There are no known liabilities or obligations of Parent of any kind whatsoever (absolute, accrued, contingent, determined, determinable or otherwise), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except such liabilities or obligations (i) that are fully reflected or provided for in the Parent Financial Statements or the notes thereto, or (ii) that have arisen in the ordinary course of business, consistent with past practice, since December 31, 2012 and of a type reflected or provided for in the Parent Financial Statements, which in the aggregate are not in excess of $5,000.

Section 3.14         Valid Issuance.

(a)          Subject to Section 1.6(b), the shares of Parent Common Stock to be issued pursuant to Section 1.6(a) will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

(b)          Parent owns, directly or indirectly, all of the issued and outstanding shares of Merger Sub, and all such shares have been duly authorized and issued as fully paid and nonassessable shares.

Section 3.15         Legal Proceedings; Orders.

(a)          There is no pending Legal Proceeding, and to the Knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned, used or controlled by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Parent Related Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)          There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the Knowledge of Parent, no officer or other employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

Section 3.16         Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or this Agreement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Merger Sub, or an officer, member, director or employee of Parent or Merger Sub, or any Affiliate of Parent or Merger Sub.

Section 3.17         Certain Payments. None of Parent, Merger Sub, or, to the Knowledge of Parent, any manager, officer, employee, agent or other Person associated with or acting for or on behalf of Parent or Merger Sub, has at any time, directly or indirectly:

(a)          used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b)          made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of Parent or Merger Sub;

(c)          made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d)          performed any favor or given any gift which was not deductible for federal income tax purposes;

(e)          made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

(f)           agreed, committed, offered or attempted to take any of the actions described in clauses “(a)” through “(e)” above.

Section 3.18         Full Disclosure. Neither this Agreement nor the Parent Disclosure Schedule (a) contains any representation, warranty or information that is false or misleading with respect to any material fact, or (b) omits to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading. The information supplied or to be supplied by Parent for inclusion in the Information Statement will not, as of the date of the Stockholder Written Consent or the date of the Information Statement, (i) contain any statement that is inaccurate or misleading with respect to any material facts, or (ii) omit to state any material fact necessary in order to make such information not false or misleading in light of the circumstances under which such information is provided.

ARTICLE IV
Certain Covenants and Agreements

Section 4.1           Access and Investigation.

(a)          During the period from the date hereof to the Effective Time (the “Pre-Closing Period”), the Company shall (i) provide Parent and Parent’s Representatives with reasonable access to the Company’s Representatives, personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and (ii) provide Parent and Parent’s Representatives with copies of such books, records, Tax Returns, work papers and other documents and information and such additional financial, operating and other data and information regarding the Company as Parent may reasonably request.

(b)          During the Pre-Closing Period, Parent and Merger Sub shall (a) provide the Company and the Company’s Representatives with reasonable access to Parent’s and Merger Sub’s Representatives, personnel, properties and assets and to all existing books, records Tax Returns, work papers and other documents and information relating to Parent and Merger Sub, and (b) provide the Company and the Company’s Representatives with copies of such books, records, Tax Returns, work papers and other documents and information and such additional financial, operating and other data and information regarding Parent and Merger Sub as the Company may reasonably request.

Section 4.2           Operation of the Company’s Business. During the Pre-Closing Period, the Company shall ensure that the Company conducts its business and operations (a) in the ordinary course and in accordance with past practice, and (b) in compliance with all applicable Laws and the requirements of all Contracts and Governmental Authorizations held by the Company, other than such failure or non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect..

Section 4.3           Operation of Parent’s and Merger Sub’s Businesses.

(a)          During the Pre-Closing Period, Parent shall (i) ensure that each of Parent and Merger Sub conducts its respective business and operations (A) in the ordinary course and in accordance with past practice, and (B) in compliance with all applicable Laws and the requirements of all Contracts and Governmental Authorizations held by Parent, and (ii) use best efforts to ensure that each of Parent and Merger Sub preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Parent.

(b)          During the Pre-Closing Period, Parent shall ensure that each of Parent and Merger Sub does not (without the prior written consent of the Company):

(i)          Except for the issuances of Parent Common Stock described on Section 4.3(b)(i) of the Parent Disclosure Schedule (the “Permitted Issuances”), (A) declare, accrue, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, (B) authorize for issuance or issue and deliver any additional shares of its capital stock or Parent Rights (except that Parent shall be permitted to issue Parent Common Stock upon the valid exercise of Parent Options outstanding as of the date hereof and set forth in the Parent Disclosure Schedule), (C) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests (except that Parent shall be permitted to file the Parent Certificate of Amendment), (D) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of Parent or Merger Sub or any Parent Rights (including any Parent Options or shares of restricted stock except pursuant to forfeiture conditions of such restricted stock) or (E) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of Parent;

(ii)         except for the Parent Reverse Stock Split and the change of the name of Parent contemplated by Section 5.6, amend or permit the adoption of any amendment to the Parent Constituent Documents, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iii)        except as required by applicable Laws, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of Parent;

(iv)        adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

(v)         form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vi)        make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $1,000; provided, however, that the maximum amount of all capital expenditures made on behalf of Parent, taken as a whole, during the Pre-Closing Period shall not exceed $5,000 in the aggregate;

(vii)       except in the ordinary course of business and consistent with past practice, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Parent Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Parent Contract;

(viii)      acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease, license or encumber, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed, encumbered or disposed of by Parent or Merger Sub in the ordinary course of business and not having a value, or not requiring payments to be made or received, in excess of $1,000 individually, or $5,000 in the aggregate), or waive or relinquish any claim or right;

(ix)         repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another Person, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(x)          grant, create, incur or suffer to exist any Encumbrance on the assets of Parent or Merger Sub that did not exist on the date hereof or write down the value of any asset or investment on the books or records of Parent or Merger Sub, except for depreciation and amortization in the ordinary course of business and consistent with past practice;

(xi)         make any loans, advances or capital contributions to, or investments in, any other Person;

(xii)        increase in any manner the compensation or benefits of, or pay any bonus to, any employee, officer, director or independent contractor of Parent or Merger Sub, except as required by applicable Laws;

(xiii)       hire any new employee or engage any independent contractor whose relationship may not be terminated by Parent or Merger Sub on thirty (30) days’ notice or less;

(xiv)       except as required by GAAP or applicable Laws, change its fiscal year, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices;

(xv)        settle or compromise any Legal Proceedings related to or in connection with Parent’s or Merger Sub’s business;

(xvi)       (A) dispose of or permit to lapse any ownership and/or right to the use of, or fail to protect, defend and maintain the ownership, validity and registration of, the Parent Intellectual Property, or (B) dispose of or disclose to any Person, any of Parent’s or Merger Sub’s Confidential Information;

(xvii)      take or omit to take any action that could, or is reasonably likely to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) result in any of the conditions to the consummation of the Merger set forth in Articles V and VI hereof not being satisfied, or (C) breach any provisions of this Agreement;

(xviii)     cancel any insurance policy covering Parent or Merger Sub or any of their respective current and future Subsidiaries; or

(xix)       authorize, agree, commit or enter into any Contract to take any of the actions described in clauses “(i)” through “(xviii)” of this Section 4.3(b).

Section 4.4           Notification.

(a)          During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

(i)          the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date hereof and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

(ii)         any event, condition, fact or circumstance that occurs, arises or exists after the date hereof and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date hereof;

(iii)        any breach of any covenant or obligation of the Company under this Agreement;

(iv)        any event, condition, fact or circumstance that has made or could reasonably be expected to make the timely satisfaction of any condition set forth in Article V or Article VI impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect; and

(v)         (A) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Company or the transactions contemplated by this Agreement.

No notification given to Parent pursuant to this Section 4.4(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company, or any of the rights of Parent, contained in this Agreement.

(b)          During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

(i)          the discovery by Parent or Merger Sub of any event, condition, fact or circumstance that occurred or existed on or prior to the date hereof and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement;

(ii)         any event, condition, fact or circumstance that occurs, arises or exists after the date hereof and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date hereof;

(iii)        any breach of any covenant or obligation of Parent or Merger Sub under this Agreement;

(iv)        any event, condition, fact or circumstance that has made or could reasonably be expected to make the timely satisfaction of any condition set forth in Article V or Article VI impossible or unlikely or that has had or could reasonably be expected to have a Parent Material Adverse Effect; and

(v)         (A) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to Parent or Merger Sub or the transactions contemplated by this Agreement.

No notification given to the Company pursuant to this Section 4.4(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent or Merger Sub, or any of the rights of the Company, contained in this Agreement.

Section 4.5           No Negotiation.

(a)          Until the earlier of the Closing or the termination of this Agreement pursuant to Article VII, none of the Company, Parent or Merger Sub (each such Person, a “Subject Company”) shall, directly or indirectly, and shall not authorize or permit any Representative of the Subject Company directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any proposal relating to an Acquisition Transaction (an “Acquisition Proposal”) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Subject Company to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to a potential Acquisition Transaction or an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that this Section 4.5(a) shall not prohibit Parent from furnishing nonpublic information regarding itself to, or entering into discussions with, any Person in response to an Acquisition Proposal that is, or is reasonably likely to result in, a Superior Proposal that is submitted to Parent by such Person (and not withdrawn prior to the furnishing of such information or such discussions) if (1) neither Parent nor any Representative of Parent shall have violated any of the restrictions set forth in this Section 4.5, (2) Parent’s board of directors concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for Parent’s board of directors to comply with its fiduciary obligations to Parent’s stockholders under applicable Law, (3) at least two Business Days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Parent gives the Company written notice of the identity of such Person and of Parent’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Parent and containing terms no less favorable to Parent than the terms of the Non-Disclosure Agreement, and (4) at least two Business Days prior to furnishing any such nonpublic information to such Person, Parent furnishes such nonpublic information to the Company (to the extent such nonpublic information has not been previously furnished by Parent to the Company). Without limiting the generality of the foregoing, each of the Company, Parent and Merger Sub acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of the Subject Company whether or not such Representative is purporting to act on behalf of the Subject Company shall be deemed to constitute a breach of this Section 4.5 by the Subject Company.

(b)          Each of the Company, Parent and Merger Sub shall promptly (and in no event later than forty-eight (48) hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise the other parties to this Agreement orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Subject Company (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Each of the Company, Parent and Merger Sub shall keep the other parties to this Agreement fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(c)          Each of the Company, Parent and Merger Sub shall immediately cease and cause to be terminated any existing discussions with any Person (other than the other parties to this Agreement) that relate to any Acquisition Proposal.

(d)          Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Effective Time, Parent’s board of directors may terminate this Agreement pursuant to Section 7.1(f) and enter into an acquisition agreement to effect a Superior Proposal if: (i) after the date of this Agreement, an unsolicited, bona fide, written offer to effect a transaction of the type referred to in the definition of the term Superior Proposal is made to Parent and is not withdrawn; (ii) such unsolicited, bona fide, written offer was not obtained or made as a direct or indirect result of a breach of (or any action inconsistent with) this Agreement, the Non-Disclosure Agreement, or any “standstill” or similar agreement under which Parent has any rights or obligations; (iii) at least two Business Days prior to any meeting of Parent’s board of directors at which Parent’s board of directors will consider whether such offer is a Superior Proposal, Parent provides the Company with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of the offer that is the basis of the potential action by Parent’s board of directors (including a copy of any draft definitive agreement reflecting the offer), and the identity of the Person making the offer; (iv) Parent’s board of directors determines in good faith, after obtaining and taking into account the advice of an independent financial advisor of nationally recognized reputation and after consultation with outside legal counsel, that such offer constitutes a Superior Proposal; (v) Parent’s board of directors does not effect, or cause Parent to effect, a termination of this Agreement within five Business Days after the Company receives written notice from Parent confirming that Parent’s board of directors has determined that such offer is a Superior Proposal; (vi) during such five Business Day period, if requested by the Company, Parent engages in good faith negotiations with the Company to amend this Agreement in such a manner that the offer that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal; (vii) at the end of such five Business Day period, such offer has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by the Company as a result of the negotiations required by clause “(vi)” or otherwise); and (viii) Parent’s board of directors determines in good faith, after consultation with outside legal counsel, that, in light of such Superior Proposal, terminating this Agreement and entering into a definitive agreement with respect to such Superior Proposal is required in order for Parent’s board of directors to comply with its fiduciary obligations to Parent’s stockholders under applicable Law (it being understood that in the event of any revisions to the terms of a Superior Proposal, the provisions of this Section 4.5(d) shall apply to such revised offer as if it were a new offer hereunder).

Section 4.6           Private Placement. Each of the Company and Parent shall take all necessary action on its part such that the issuance of shares of Parent Common Stock to the Company stockholders as Merger Consideration constitutes a valid “private placement” under the Securities Act. Without limiting the generality of the foregoing, the Company shall (1) provide each Company stockholder with a stockholder qualification questionnaire substantially in the form of Exhibit H (each, a “Company Stockholder Questionnaire”) whereby each Company stockholder shall be requested to represent that (i) such stockholder is acquiring the Merger Consideration for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii) that stockholder either (A) is an “accredited investor” as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both Parent and the Company to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

Section 4.7           Blue Sky Filings. Prior to the Effective Time, Parent shall make all required filings with state regulatory authorities, and shall ensure that the Parent Common Stock to be issued in the Merger will be qualified under the securities or “blue sky” law of every jurisdiction of the United States in which any registered stockholder of the Company has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the Merger (other than qualifying to do business in a State in which it is not now qualified).

Section 4.8           Parent SEC Documents; Parent Proxy Statement; Parent Stockholder Meeting.

(a)          Parent shall prepare and file all Parent SEC Documents with the SEC on a timely basis and in full compliance with all SEC rules and regulations. In the event that the SEC issues any comments regarding a Parent SEC Document, then Parent shall use its best efforts to address and respond to such comments in a complete manner as soon as reasonably practicable, and to keep the Company reasonably informed as to such comments and any other correspondence with the SEC. Without limiting the foregoing, Parent shall prepare and file with the SEC its quarterly report on Form 10-Q for the period ended September 30, 2012, its annual report on Form 10-K for the period ended December 31, 2012 promptly following the date of this Agreement, and shall prepare and file with the SEC its quarterly report on Form 10-Q for the period ended March 31, 2013 on a timely basis.

(b)          As promptly as practicable after the date of this Agreement, Parent shall in consultation with the Company, prepare, and the Parent shall file with the SEC, preliminary proxy materials in compliance with Section 14 of the Exchange Act for the purpose of obtaining the Parent Stockholder Approval (the “Parent Proxy Statement”). The Company shall furnish all information concerning it and the holders of its capital stock as Parent may reasonably request in connection with the preparation of the Proxy Statement. As promptly as practicable after comments, if any, are received from the SEC thereon and after the furnishing by Parent and the Company of all information required to be contained therein, Parent shall, in consultation with the Company, prepare and Parent shall file any required amendments, if any, with the SEC. Parent shall use commercially reasonable efforts to cause the Parent Proxy Statement and all other proxy materials for the Parent Stockholder Meeting to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. Parent shall notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Parent Proxy Statement or for additional information and shall consult with the Company regarding, and supply the Company with copies of, all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Parent Proxy Statement. Prior to filing or mailing any proposed amendment of or supplement to the Parent Proxy Statement, Parent shall provide the Company a reasonable opportunity to review and comment on such document. Parent shall use its best efforts to have the Parent Proxy Statement cleared by the SEC and shall thereafter mail to Parent’s stockholders as promptly as possible the Parent Proxy Statement and all other proxy materials for the Parent Stockholder Meeting. Thereafter, Parent shall take, in accordance with applicable law and the Parent Constituent Documents, all action necessary to convene the Parent Stockholder Meeting as promptly as practicable.

Section 4.9           Company Stockholder Approval; Notice to Company Stockholders.

(a)          Immediately following the execution of this Agreement, the Company shall solicit and obtain duly executed written consents in lieu of a meeting of stockholders approving and adopting this Agreement and the Merger, which written consents shall be substantially in the form attached hereto as Exhibit E (each, a “Stockholder Written Consent”). The Company shall provide to Parent a copy of each Stockholder Written Consent immediately following the execution and delivery thereof. The Company shall ensure that the Stockholder Written Consents are obtained in compliance with, and are valid and effective under, Section 228 of the DGCL and the Company Constituent Documents.

(b)          As promptly as practicable, the Company shall deliver to each stockholder of the Company that did not execute and deliver a Stockholder Written Consent the notices required by Sections 228(e) and 262 of the DGCL, together with an information statement describing in reasonable detail the Merger and this Agreement (such notices and information statement being referred to collectively as the “Information Statement”). The Company shall afford Parent the opportunity to review and comment upon the Information Statement prior to its being delivered to such stockholders and the Information Statement shall be reasonably satisfactory in form and substance to Parent. The Company agrees that the Information Statement shall comply in all respects with the DGCL and other applicable Laws and shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.10         Public Announcements. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without Parent’s prior written consent and (b) Parent shall not (and Parent shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, or regarding any of the transactions contemplated by this Agreement, without the Company’s prior written consent; provided, however, that nothing herein shall be deemed to prohibit Parent from making any public disclosure that Parent deems necessary or appropriate under applicable Law.

Section 4.11         Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions hereof, each party shall use its reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated by this Agreement to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms hereof and shall cooperate fully with each other party and its Representatives in connection with any step required to be taken as a part of its obligations hereunder, including the following:

(a)          Each party shall promptly make its filings and submissions and shall take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Body with jurisdiction over the transactions contemplated by this Agreement (except that Parent shall have no obligation to take or consent to the taking of any action required by any such Governmental Body that could adversely affect the business or assets of the Company or the transactions contemplated by this Agreement or any agreement entered into in connection with this Agreement). The Company shall furnish to Parent all information required for any application or other filing to be made by the Company pursuant to any applicable Law in connection with the transactions contemplated by this Agreement;

(b)          Each party shall promptly notify the other parties of (and provide written copies of) any communications from or with any Governmental Body in connection with the transactions contemplated by this Agreement;

(c)          In the event any claim, action, suit, investigation or other proceeding by any Governmental Body or other Person is commenced that questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, the parties shall (i) cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other proceeding, use all reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement; and

(d)          The Company shall give all notices to third parties and use its best efforts (in consultation with Parent) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) required to be given or obtained, or (iii) required to prevent a Company Material Adverse Effect, whether prior to, on or following the Closing Date.

Section 4.12         Appointment of Directors. Immediately at the Effective Time, Parent shall cause the persons listed on Exhibit F hereto to be elected to the Board of Directors of Parent.

Section 4.13         S-8 Registration Statement. Except as may be necessary to avoid violation of any applicable Law, Parent shall, as soon as reasonably practicable after the Effective Time, file a registration statement on Form S-8 (or any successor form) with the SEC covering the issuance of all shares of Parent Common Stock issuable upon exercise of any Company Option assumed by Parent in connection with the Merger, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any such Company Option is outstanding.

Section 4.14          Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause the acquisition of Parent Common Stock (including derivative securities with respect to Parent Common Stock) by each individual who, in connection with the consummation of the Merger, will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 4.15         Indemnification.

(a)          Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Company and all current or former directors, officers or employees, as the case may be, of the Company as provided in the Company Constituent Documents or in any agreement shall survive the Merger and shall continue in full force and effect. Parent and the Surviving Corporation shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company Constituent Documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company with any of its current or former directors, officers or employees in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company, and all rights to indemnification in respect of any Legal Proceeding pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.

(b)          From and after the Effective Time, Parent and the Surviving Corporation shall continue to indemnify and hold harmless each Company Indemnified Party against any and all Losses incurred in connection with any Legal Proceeding arising out of or pertaining to any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or any Action instituted by any Company Indemnified Party to enforce this Section 4.15, including, in each case, the advancing of expenses to the fullest extent permitted under Applicable Law; provided, however, that the Company Indemnified Party to whom such expenses are advanced shall be required to provide an undertaking to Parent to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification.

(c)          The rights of each Company Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Company Indemnified Party may have under the Company Constituent Documents or any other similar organizational documents of the Surviving Corporation, any other indemnification agreement or arrangement, the DGCL or otherwise. This Section 4.15 shall survive the consummation of the Merger, and is intended to be for the benefit of, and shall be enforceable by, the Company Indemnified Parties, their heirs and personal representatives, shall be binding on Parent, the Surviving Corporation and their successors and assigns and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Company Indemnified Parties. In the event that Parent, the Surviving Corporation or any of their successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation (as the case may be) are obligated to honor the indemnification obligations set forth in this Section 4.15. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 4.15 is not prior to, or in substitution for, any such claims under any such policies.

ARTICLE V
Conditions Precedent to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by Parent, at or prior to the Closing, of each of the following conditions:

Section 5.1           Accuracy of Representations. Each of the representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct in all respects, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date), except that any inaccuracies in such representations and warranties shall be disregarded for purposes of this Section 5.1 if such inaccuracies do not have a Company Material Adverse Effect.

Section 5.2           Performance of Covenants. Each of the covenants and obligations set forth herein that the Company is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

Section 5.3           Company Compliance Certificate. The Company shall have delivered, or caused to be delivered, to Parent a certificate executed by the chief executive officer or chief financial officer of the Company as to compliance with the conditions set forth in Section 5.1 and Section 5.2, provided that such certificate shall, as applicable, describe any changes in the representation set forth in Section 2.4 hereof (the “Company Compliance Certificate”).

Section 5.4           No Company Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Company Material Adverse Effect.

Section 5.5           Company Stockholder Approval. This Agreement shall have been duly adopted, and the Merger shall have been duly approved, by the Required Company Stockholder Vote, and the Company shall have delivered to Parent copies of all executed Stockholder Written Consents evidencing such adoption and approval.

Section 5.6           Parent Reverse Stock Split. Parent shall have obtained the requisite approval of its stockholders (the “Parent Stockholder Approval”) to file a certificate of amendment to its Certificate of Incorporation in substantially the form attached hereto as Exhibit G (the “Parent Certificate of Amendment”) to effectuate a reverse stock split of up to 1:100 (or such greater number of shares in the denominator as Parent and the Company may mutually agree) (the “Parent Reverse Stock Split”) and to change the name of Parent to “Capricor Therapeutics, Inc.”, and the Parent Certificate of Amendment shall have been filed with the Secretary of State of the State of Delaware and be in full force and effect.

Section 5.7           Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with any Person required in connection with the execution, delivery or performance hereof shall have been obtained or made and shall be in full force and effect, in each case in form and substance reasonably satisfactory to Parent.

Section 5.8           Conversion of Preferred Stock. Each share of Company Preferred Stock shall have been converted into shares of Company Common Stock pursuant to the Company Constituent Documents.

Section 5.9           Ancillary Agreements and Deliveries. The Company shall have delivered, or caused to be delivered, to Parent the following agreements and documents, each of which shall be in full force and effect:

(a)          a certificate of non-foreign status that complies with Treasury Regulation Section 1.4445-2(c)(3); and

(b)          all other documents required to be entered into by the Company pursuant hereto or reasonably requested by Parent to consummate the Merger or the other transactions contemplated by this Agreement.

Section 5.10         Company Stock Option Plans. The Company shall have delivered, or caused to be delivered, to Parent evidence satisfactory to Parent that the board of directors of the Company has taken all actions required pursuant to each of the Company Stock Option Plans in order to give effect to the transactions contemplated by this Agreement, including the assumption of Company Options pursuant to Section 1.7.

Section 5.11         No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 5.12         Company Stockholder Questionnaire. Each of the Company stockholders shall have executed and delivered to Parent a completed Company Stockholder Questionnaire.

Section 5.13         No Litigation. There shall not be pending or threatened any Legal Proceeding by or before any Governmental Body against Parent, Merger Sub or the Company (a) seeking to restrain or prohibit Parent’s direct or indirect ownership or operation of all or a significant portion of the business and assets of the Company, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate any significant portion of the business or assets of the Company, (b) seeking to restrain or prohibit or make materially more costly the consummation of the transactions contemplated by this Agreement, or seeking to obtain from Parent, Merger Sub or the Company any material damages, (c) seeking to impose limitations on the ability of Parent to hold or exercise full rights of ownership of the stock of the Surviving Corporation, or (d) which otherwise could reasonably be expected to have a Company Material Adverse Effect.

ARTICLE VI
Conditions Precedent to Obligations of the Company

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by the Company), at or prior to the Closing, of the following conditions:

Section 6.1           Accuracy of Representations. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality shall be true and accurate in all respects, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case the accuracy of such representation and warranty shall be determined as of such date), except that any inaccuracies in such representations and warranties shall be disregarded for purposes of this Section 6.1 if such inaccuracies do not have a Parent Material Adverse Effect.

Section 6.2           Performance of Covenants. Each of the covenants and obligations set forth herein that Parent or Merger Sub, as applicable, is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

Section 6.3           Parent Compliance Certificate. Parent shall have delivered, or caused to be delivered, to the Company a certificate executed by the chief executive officer or chief financial officer of Parent as to compliance with the conditions set forth in Sections 6.1 and 6.2, provided that such certificate shall, as applicable, describe any changes in the representation set forth in Section 3.4 hereof (the “Parent Compliance Certificate”).

Section 6.4           No Parent Material Adverse Effect. There shall not have occurred a Parent Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Parent Material Adverse Effect.

Section 6.5           No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body, and there shall not be any Law enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

Section 6.6           No Litigation. There shall not be pending or threatened any Legal Proceeding by or before any Governmental Body against Parent, Merger Sub or the Company (a) seeking to restrain or prohibit Parent’s direct or indirect ownership or operation of all or a significant portion of the business and assets of the Company, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate any significant portion of the business or assets of the Company, (b) seeking to restrain or prohibit or make materially more costly the consummation of the transactions contemplated by this Agreement, or seeking to obtain from Parent, Merger Sub or the Company any material damages, (c) seeking to impose limitations on the ability of Parent to hold or exercise full rights of ownership of the stock of the Surviving Corporation, or (d) which otherwise could reasonably be expected to have a Parent Material Adverse Effect.

Section 6.7           Parent Reverse Stock Split. Parent shall have obtained the Parent Stockholder Approval and the Parent Certificate of Amendment shall have been filed with the Secretary of State of the State of Delaware and be in full force and effect.

Section 6.8           Ancillary Agreements and Deliveries. Parent and Merger Sub shall have delivered, or caused to be delivered, to the Company the following agreements and documents, each of which shall be in full force and effect:

(a)          A written strategic plan, in form and substance satisfactory to the Company, regarding the movement of Cenderitide forward for a Phase 1B and Phase 2 program that includes, among other things, clinical and scientific development plans and budgets, all with appropriate timelines;

(b)          An Amended and Restated Technology License Agreements with Mayo Foundation;

(c)          written resignations of the officers and directors of Parent, effective as of the Effective Time;

(d)          evidence of payment or other satisfaction in full (including releases) of any and all accrued liabilities and obligations of Parent and Merger Sub and any of their respective Subsidiaries through the Effective Time, including accounts payable (unless otherwise approved in writing by the Company) and all obligations to employees, professional advisors and other consultants (with the exception of obligations in the aggregate amount not to exceed Seventy-Two Thousand Dollars ($72,000), which obligations shall remain outstanding through the Effective Time), all on terms and conditions satisfactory to the Company;

(e)          general releases from each of Darlene Horton, M.D. and Daron Evans from any further rights to receive any compensation or benefits or other form of payment under any written or oral agreement or arrangement, other than the Horton Shares and the Evans Shares (each as defined in the Parent Disclosure Schedule);

(f)          Parent shall have caused all Contracts set forth on Exhibit I to be terminated effective as of the Closing Date without any further obligation of the Company, Merger Sub or Parent;

(g)          evidence of the issuance of the Permitted Issuances, on terms and conditions satisfactory to the Company;

(h)          evidence of the release of the blanket lien on Parent’s assets pursuant to the Security Agreement, as described in Section 3.5 of the Parent Disclosure Schedule;

(i)          evidence of Parent’s approval, as the sole stockholder of Merger Sub, of the adoption of this Agreement and of the transactions contemplated hereby, including the Merger; and

(j)          all other documents required to be entered into by Parent or Merger Sub pursuant hereto or reasonably requested by the Company to consummate the Merger or the other transactions contemplated by this Agreement.

Section 6.9           Consents. All consents approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Body shall have been obtained or made on terms and conditions reasonably satisfactory to the Company.

ARTICLE VII
Termination

Section 7.1           Termination Events. This Agreement may be terminated prior to the Closing, notwithstanding approval of this Agreement by the Company’s stockholders in accordance with the terms of this Agreement:

(a)          by mutual written consent of Parent and the Company;

(b)          by written notice from Parent to the Company, if there has been a breach of any representation, warranty, covenant or agreement by the Company, or any such representation or warranty shall become untrue after the date hereof, such that the conditions in Sections 5.1 and 5.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by Parent to the Company and (ii) the Expiration Date;

(c)          by written notice from the Company to Parent, if there has been a breach of any representation, warranty, covenant or agreement by Parent or Merger Sub, or any such representation or warranty shall become untrue after the date hereof, such that the conditions in Sections 6.1 and 6.2 would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of (i) fifteen (15) days after written notice thereof is given by the Company to Parent and (ii) the Expiration Date;

(d)          by written notice by the Company to Parent or Parent to the Company, as the case may be, in the event the Closing has not occurred on or prior to September 30, 2013 (the “Expiration Date”) for any reason other than delay or nonperformance of or breach, in each case under this Agreement or any other agreement contemplated by this Agreement, by the party seeking such termination;

(e)          by written notice by the Company to Parent if Parent or any Representative of Parent shall have violated, breached, or taken any action inconsistent with any of the provisions set forth in Section 4.5; or

(f)          by written notice by Parent to the Company if Parent’s board of directors determines to enter into a definitive acquisition agreement providing for a Superior Proposal, and Parent shall concurrently with such termination enter into a definitive acquisition agreement for a Superior Proposal and pay the Termination Fee; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) unless Parent shall have complied with Section 4.5(d).

Section 7.2           Effect of Termination; Termination Fee. In the event of termination of this Agreement pursuant to this Article VII, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement or its partners, officers, directors or stockholders, except for obligations under Section 4.9 (Public Announcements), Section 8.2 (Fees and Expenses), Section 8.3 (Attorneys’ Fees), Section 8.4 (Waiver; Amendment), Section 8.5 (Entire Agreement), Section 8.7 (Execution of Agreement; Counterparts; Electronic Signatures), Section 8.8 (Governing Law; Jurisdiction and Venue), Section 8.9 (Waiver of Jury Trial), Section 8.10 (Assignment and Successors), Section 8.12 (Notices), Section 8.13 (Construction; Usage), Section 8.14 (Enforcement of Agreement), Section 8.15 (Severability), this Section 7.2, and the definitions used in each of the foregoing sections, including those set forth on Exhibit A attached hereto, all of which shall survive the Termination Date. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach hereof. Upon termination of this Agreement, each of the parties shall, in all events, be bound by and be subject to that certain Mutual Non-Disclosure Agreement executed on November 5, 2012 by and between Parent and the Company (the “Non-Disclosure Agreement”). Parent agrees to pay the Company an amount equal to Three Hundred Fifty Thousand Dollars ($350,000) (the “Termination Fee”) if this Agreement is terminated: (a) by the Company pursuant to Section 7.1(e); (b) by Parent pursuant to Section 7.1(f); (c) by the Company pursuant to Section 7.1(c) or Section 7.1(d) and, in either case, (x) on or before the date of any such termination an Acquisition Proposal shall have been announced, disclosed, or otherwise communicated to Parent’s board of directors, and (y) a definitive agreement is entered into by Parent with respect to an Acquisition Transaction or an Acquisition Transaction is consummated within 18 months of such termination of this Agreement.

ARTICLE VIII
Miscellaneous Provisions

Section 8.1           Further Assurances. Each party to this Agreement shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 8.2           Fees and Expenses. Each party to this Agreement shall bear and pay all of the fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by or on behalf of such party in connection with the transactions contemplated by this Agreement.

Section 8.3           Attorneys’ Fees. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 8.4           Waiver; Amendment. Any agreement on the part of a party to this Agreement to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party to this Agreement of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party to this Agreement of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified, altered or supplemented except by written agreement of Parent, Merger Sub and the Company.

Section 8.5           Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties to this Agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties to this Agreement with respect to the subject matter hereof and thereof; provided, however, that the Non-Disclosure Agreement shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the later of: (a) the Closing Date, or (b) the date on which the Non-Disclosure Agreement is terminated in accordance with its terms.

Section 8.6           No Survival. None of the representations and warranties contained in this Agreement, or any covenant in this Agreement other than Section 4.15, shall survive the Effective Time.

Section 8.7           Execution of Agreement; Counterparts; Electronic Signatures.

(a)          This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties, it being understood that all parties need not sign the same counterparts.

(b)          The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties to this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties to this Agreement transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

Section 8.8           Governing Law; Jurisdiction and Venue.

(a)          This Agreement and the relationship of the parties to this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b)          Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of Los Angeles, State of California. Each party to this Agreement:

(i)          expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of County of Los Angeles, State of California (and each appellate court located in the State of California), in connection with any legal proceeding;

(ii)         agrees that service of any process, summons, notice or document by U.S. mail addressed to it at the address set forth in Section 8.12 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii)        agrees that each state and federal court located in the County of Los Angeles, State of California, shall be deemed to be a convenient forum; and

(iv)        agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Los Angeles, State of California, any claim by either the Company, Parent or Merger Sub that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Section 8.9           Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 8.10         Assignment and Successors. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties to this Agreement, except that Parent may assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

Section 8.11         Parties in Interest. Except for the provisions of Sections 1.6 and 4.14, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).

Section 8.12         Notices. All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

If to the Company (before the Closing):

Capricor, Inc.

8840 Wilshire Boulevard, 2nd Floor

Beverly Hills, CA 90211

Attention: Karen G. Krasney, Esq., General Counsel

Fax no.: (310) 358-3209

E-mail address: kkrasney@capricor.com

with a mandatory copy to (which copy shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Rob R. Carlson, Esq.

Fax no.: (650) 320-1930

E-mail address: robcarlson@paulhastings.com

If to Parent or Merger Sub:

Nile Therapeutics, Inc.

63 Bovet Road, Suite 421

San Mateo, CA 94402

Attention: Daron Evans, Chief Financial Officer

Fax no.: (415) 875-7075

E-mail address: devans@nilethera.com

with a mandatory copy to (which copy shall not constitute notice):

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Attention: Christopher J. Melsha, Esq.

Fax no.: (612) 492-7077

E-mail address: cmelsha@fredlaw.com

Section 8.13         Construction; Usage.

(a)          Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)          the singular number includes the plural number and vice versa;

(ii)         reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)        reference to any gender includes each other gender;

(iv)        reference to any agreement, document or instrument means such agreement, document or instrument, as well as all addenda, exhibits, schedules or amendments thereto, in each case as amended, modified or restated and in effect from time to time in accordance with the terms thereof;

(v)         reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)        “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; and

(vii)       “including” means including without limiting the generality of any description preceding such term.

(b)          Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(c)          Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(d)          Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Section 8.14         Enforcement of Agreement. The parties to this Agreement acknowledge and agree that the other parties to this Agreement would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the other parties to this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party to this Agreement may be entitled, at law or in equity, such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The rights and remedies of the parties to this Agreement shall be cumulative (and not alternative).

Section 8.15         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 8.16         Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 8.17         Schedules and Exhibits. The Schedules and Exhibits (including the Company Disclosure Schedule and the Parent Disclosure Schedule) are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

*         *         *

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

PARENT:

NILE THERAPEUTICS, INC.

By:	/s/ Darlene Horton, M.D.
Name:	Darlene Horton, M.D.
Title:	President & Chief Executive Officer

MERGER SUB:

BOVET MERGER CORP.

By:	/s/ Daron Evans
Name:	Daron Evans
Title:	President

COMPANY:

CAPRICOR, INC.

By:	/s/ Linda Marban
Name:	Linda Marban
Title:	CEO

Signature Page To Merger Agreement

Exhibit A

Definitions

For purposes of the Agreement (including this Exhibit A):

“Acquisition Proposal” has the meaning set forth in Section 4.5(a).

“Acquisition Transaction” means any transaction or series of transactions involving:

(i)          any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving the Subject Company;

(ii)         any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of a material portion of the business or assets of the Subject Company; or

(iii)        any liquidation or dissolution of the Subject Company.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Agreement” means this Agreement and Plan of Merger and Reorganization, as amended from time to time.

“Applicable Multiplier” means that number of shares of Parent Common Stock (rounded to the fifth decimal place) equal to the quotient obtained by dividing (i) the Merger Shares by (ii) the number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time, calculated on a Fully Diluted Basis; provided, however, that if, between the date hereof and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, then the Applicable Multiple shall be correspondingly adjusted.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 2.2.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Los Angeles, California.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Contract” means any Contract, including any amendment or supplement thereto, (i) to which the Company is a party or (ii) under which the Company has or may acquire any right or interest.

“Company Constituent Documents” means the certificate of incorporation and the bylaws, including all amendments thereto, of the Company.

“Company Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company on the date of this Agreement.

“Company Financial Statements” has the meaning set forth in Section 2.12(a).

“Company Indemnified Parties” means the following Persons: (i) each present and former director, officer or employee of the Company; (ii) the respective Representatives of the Persons referred to in clause (i) above; and (iii) the respective successors and assigns of the Persons referred to in clauses (i) and (ii) above.

“Company Intellectual Property” means all Intellectual Property owned by, licensed to or used by the Company.

“Company Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, financial condition, operations or financial performance of the Company, (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, or (iii) Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation and the Company.

“Company Options” means all options to purchase shares of Company Common Stock issued and outstanding under the Company Stock Option Plans.

“Company Preferred Stock” means the preferred stock, $0.001 par value per share, of the Company.

“Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, filed in the name of, or licensed to the Company.

“Company Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Company in connection with the transactions contemplated by this Agreement.

“Company Rights” has the meaning set forth in Section 2.4(d).

“Company Securities” means the Company Common Stock and the Company Preferred Stock.

“Company Stock Certificate” has the meaning set forth in Section 1.8.

“Company Stockholder Questionnaire” has the meaning set forth in Section 4.6.

“Company Stock Option Plans” means the Capricor, Inc. Amended and Restated 2006 Stock Option Plan, the Capricor, Inc. 2012 Nonemployee Director Stock Option Plan, and the Capricor, Inc. 2012 Restated Equity Incentive Plan.

“Company Warrants” has the meaning set forth in Section 2.4(c).

“Confidential Information” means, with respect to an Entity, any data or information concerning such Entity (including trade secrets), without regard to form, regarding (for example and including) (i) business process models, (ii) proprietary software, (iii) research, development, products, pre-clinical and clinical trial information, specifications, protocols, technology and know-how, finances and business forecasts, procurement requirements, strategic plans, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, Contracts, suppliers, customers, and customer lists, (iv) the identity, skills and compensation of employees, contractors, and consultants, (v) specialized training, or (vi) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere. Notwithstanding the foregoing, no data or information constitutes “Confidential Information” if such data or information is publicly known and in the public domain through means that do not involve a breach by such Entity of any covenant or obligation set forth in this Agreement.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 1.10.

“Effective Time” has the meaning set forth in Section 1.3.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and, the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 1.9(a).

“Exchange Fund” has the meaning set forth in Section 1.9(a).

“Expiration Date” has the meaning set forth in Section 7.1(d).

“Fully Diluted Basis” shall mean, with respect to the Company or Parent, the number of shares of Company Common Stock or Parent Common Stock, as applicable, that would be outstanding upon (i) the conversion of all outstanding shares of such issuer’s outstanding preferred stock, and (ii) the conversion or exercise, as the case may be, of all outstanding securities (other than shares issuable upon conversion of outstanding preferred stock described in clause (i)) convertible into, exercisable for, or exchangeable for, directly or indirectly, shares of Company Common Stock or Parent Common Stock, as applicable, and in the case of the Parent Common Stock, shall give effect to the Permitted Issuances.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authorization” means any (i) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law, or (ii) right under any Contract with any Governmental Body.

“Government Bid” means any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

“Governmental Body” means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, supranational or other government, or (iii) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Government Contract” means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“Information Statement” has the meaning set forth in Section 4.8(b).

“Intellectual Property” means any or all of the following and all rights, arising out of or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (i) all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (iv) all industrial designs and any registrations and applications therefor; (v) all internet uniform resource locators, domain names, trade names, logos, slogans, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vi) all software, databases and data collections and all rights therein; (vii) all moral and economic rights of authors and inventors, however denominated; and (viii) any similar or equivalent rights to any of the foregoing.

“Knowledge” An individual shall be deemed to have “knowledge” of a particular fact or other matter if:

(i)          such individual is actually aware of such fact or other matter after due inquiry and investigation of the matter; or

(ii)         such individual would have had knowledge of such fact following a reasonable investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual’s duties.

The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any officer, director, or management employee of the Company, as applicable, has Knowledge of such fact or other matter. Parent shall be deemed to have “Knowledge” of a particular fact or other matter if any officer, director, management employee or other Representative of Parent, as applicable, has Knowledge of such fact or other matter.

“Law” means any federal, state, local, municipal, foreign or international, multinational other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Legal Proceeding” means any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Losses” means any and all claims, liabilities, obligations, damages, losses, penalties, fines, judgments, costs and expenses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses), whenever arising or incurred, and whether arising out of a third party claim.

“Materials of Environmental Concern” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substances that are now or hereafter regulated by any Environmental Law or that are otherwise a danger to health, reproduction or the environment.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means, with respect to each stockholder of the Company, (i) the shares of Parent Common Stock issuable to such holder in accordance with Section 1.6(a)(iii), and (ii) the right of such holder to receive cash in lieu of fractional shares of Parent Common Stock in accordance with Section 1.9(b).

“Merger Shares” means that number of shares of Parent Common Stock equal to [(X/0.10) - X], where X equals the number of issued and outstanding shares of Parent Common Stock immediately prior to the Effective Time, calculated on a Fully Diluted Basis.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Constituent Documents” means the certificate of incorporation and the bylaws, including all amendments thereto, of Merger Sub.

“Non-Disclosure Agreement” has the meaning set forth in Section 7.2.

“Order” means any decree, permanent injunction, order or similar action.

“Parent” has the meaning set forth in the Preamble.

“Parent Average Trading Price” means the average closing sales price of Parent common stock, as reported on the applicable tier of the OTC Markets, for the thirty (30) trading-day period ending on the Business Day immediately preceding the Closing Date.

“Parent Certificate of Amendment” has the meaning set forth in Section 5.6.

“Parent Common Stock” has the meaning set forth in Section 1.6(a)(iii).

“Parent Compliance Certificate” has the meaning set forth in Section 6.3.

“Parent Constituent Documents” means the certificate of incorporation and the bylaws, including all amendments thereto, of Parent.

“Parent Contract” means any Contract, including any amendment or supplement thereto, (i) to which Parent or Merger Sub is a party, or (ii) under which Parent or Merger Sub has or may acquire any right or interest.

“Parent Disclosure Schedule” means the disclosure schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent and Merger Sub on the date of the Agreement.

“Parent Financial Statements” has the meaning set forth in Section 3.13(a).

“Parent Intellectual Property” means all Intellectual Property owned by, licensed to or used by Parent or Merger Sub.

“Parent Material Adverse Effect” means any state of facts, change, event, effect, occurrence or circumstance that, individually or in the aggregate (considered together with all other state of facts, change, event, effect, occurrence or circumstance) has, has had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of Parent or Merger Sub, (ii) the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, or (iii) Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation and the Company.

“Parent Options” means all options to purchase shares of Parent Common Stock issued and outstanding under the Parent Stock Option Plans.

“Parent Proxy Statement” has the meaning set forth in Section 4.7(b).

“Parent Registered Intellectual Property” means all of the Registered Intellectual Property owned by, filed in the name of, or licensed to Parent.

“Parent Related Agreement” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Parent or Merger Sub in connection with the transactions contemplated by this Agreement.

“Parent Reverse Stock Split” has the meaning set forth in Section 5.6.

“Parent Rights” has the meaning set forth in Section 3.4(d).

“Parent SEC Documents” has the meaning set forth in Section 3.12(a).

“Parent Stockholder Approval” has the meaning set forth in Section 5.6.

“Parent Stockholder Meeting” has the meaning set forth in Section 4.7(b).

“Parent Stock Option Plans” means the Nile Therapeutics, Inc. Amended and Restated 2005 Stock Option Plan, as amended.

“Permitted Encumbrance” means any (i) Encumbrance for Taxes not yet due and payable (excluding Encumbrances arising under the United States Employee Retirement Income Security Act of 1974 or the Code), (ii) Encumbrances of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent, and (iii) in the case of real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (A) interfere in any material respect with the present use of or occupancy of the affected parcel, (B) have more than an immaterial effect on the value thereof or its use, or (C) would impair the ability of such parcel to be sold for its present use.

“Permitted Issuances” has the meaning set forth in Section 4.3(b)(i).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, Governmental Body or other organization.

“Pre-Closing Period” has the meaning set forth in Section 4.1(a).

“Registered Intellectual Property” means all (i) patents and patent applications (including provisional applications), (ii) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks, (iii) registered copyrights and applications for copyright registration, (iv) domain name registrations, and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with or by any Governmental Body.

“Representatives” means, with respect to a Person, the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

“Required Company Stockholder Vote” has the meaning set forth in Section 2.14(b).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.12(c).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Written Consent” has the meaning set forth in Section 4.6(a).

“Subject Company” has the meaning set forth in Section 4.5(a).

“Subsidiary” means any Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly (i) has the power to direct the management or policies of such Entity, or (ii) owns, beneficially or of record, (A) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (B) at least 50% of the outstanding equity or financial interests of such Entity.

“Superior Proposal” means an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, by merger or otherwise, all of the outstanding shares of Parent Common Stock or all or substantially all of the assets of Parent, which Parent’s board of directors determines in its reasonable judgment, taking into account, among other things, all legal, financial, regulatory, and other aspects of the proposal and the Person making the proposal and an opinion of an independent financial advisor of nationally recognized reputation (a) is more favorable from a financial point of view to Parent’s stockholders than the terms of the Merger, and (b) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” means any (i) tax (including income, franchise, business, corporate, capital, excise, gross receipts, ad valorem, property, sales, use, turnover, value added, stamp and transfer taxes), deduction, withholding, levy, charge, assessment, tariff, duty, impost, deficiency or other fee of any kind imposed by any Governmental Body, (i) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Body in connection with any item described in clause (ii) or for failure to file any Tax Return, (iii) any successor or transferee liability in respect of any items described in clauses (i) and/or (ii) under Treasury Regulation 1502-6 (or any similar provision of state, local or foreign law), and (iv) any amounts payable under any tax sharing agreement or other contractual arrangement.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Termination Date” means the date prior to the Closing on which this Agreement is terminated in accordance with Article VII.

“Termination Fee” has the meaning set forth in Section 7.2.

“Treasury Regulations” means the temporary and final income Tax regulations promulgated under the Code.

Exhibit B

Form of Certificate of Merger

CERTIFICATE OF MERGER

OF

BOVET MERGER CORP.,
(a Delaware corporation)

WITH AND INTO

CAPRICOR, INC.

(a Delaware corporation)

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), Capricor, Inc., a Delaware corporation (the “Company”), does hereby certify the following information relating to the merger of Bovet Merger Corp., a Delaware corporation (“Merger Sub”), with and into the Company, with the Company continuing as the surviving corporation of the merger (the “Merger”):

First: That the name and state of incorporation of each of Merger Sub and the Company, which are the constituent corporations in the Merger (the “Constituent Corporations”), are as follows:

Name	State of Incorporation
Bovet Merger Corp.	Delaware
Capricor, Inc.	Delaware

Second: That an Agreement and Plan of Merger and Reorganization, dated as of July 7, 2013 (the “Merger Agreement”), by and among Nile Therapeutics, Inc., a Delaware corporation, Merger Sub and the Company, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the DGCL and, with respect to Merger Sub, Section 228 of the DGCL.

Third: That the name of the surviving corporation of the Merger shall be Capricor, Inc. (the “Surviving Corporation”).

Fourth: That as of the effective time of the Merger, the Certificate of Incorporation of the Company, as in effect immediately prior to the Merger, shall be amended so as to read in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Fifth: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 8840 Wilshire Boulevard, 2nd Floor, Beverly Hills, CA 90211.

Sixth: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either of the Constituent Corporations.

Seventh: That this Certificate of Merger, and the Merger provided for herein, shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be executed by an authorized officer on this ____ day of ________, 2013.

THE COMPANY: CAPRICOR, INC.

By:
Name:
Title:

Exhibit C

Certificate of Incorporation of Surviving Corporation

Exhibit D

Bylaws of Surviving Corporation

Exhibit E

Form of Stockholder Written Consent

CAPRICOR, INC.

Written Consent of Stockholders
in Lieu of a Special Meeting

The undersigned (each, a “Stockholder” and together with all others executing this written consent, the “Stockholders”), being the holders of (i) at least a majority of the issued and outstanding preferred stock, $.001 par value per share (the “Company Preferred Stock”) and the issued and outstanding common stock, $0.001 par value per share (the “Company Common Stock”), voting together as a single class, and (ii) at least a majority of the Company Preferred Stock, voting as a single class, of Capricor, Inc., a Delaware corporation (the “Company”), acting pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the “DGCL”), do hereby consent to the adoption, by written consent, of the following resolutions and the actions set forth herein as of this [•] day of [•], 2013:

Merger Agreement, Merger and Related Transactions.

WHEREAS, the Board of Directors of the Company (“Board”) has approved the Agreement and Plan of Merger and Reorganization, a copy of which is attached hereto as Annex I (the “Merger Agreement”), to be entered into by and among the Company, Nile Therapeutics, Inc., a Delaware corporation (the “Parent”), and Bovet Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Parent (“Merger Sub”), and has declared its advisability.

WHEREAS, the Merger Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, with the separate corporate existence of Merger Sub ceasing and the Company continuing as the surviving corporation.

WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast therein by the stockholders of the Company is required pursuant to Section 251 of the DGCL.

WHEREAS, as of the date hereof, the Stockholders hold in the aggregate a majority of the votes entitled to be cast on the adoption of the Merger Agreement.

WHEREAS, the Board has recommended to the stockholders of the Company the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including, without limitation, the Merger.

NOW, THEREFORE, BE IT:

RESOLVED, that each Stockholder, in its capacity as a holder of Company Preferred Stock or Company Common Stock, adopts the Merger Agreement within the meaning of Section 251 of the DGCL and approves the transactions contemplated by the Merger Agreement, including, without limitation, the Merger.

General Authorizing Resolutions.

RESOLVED, that each of the officers of the Company (collectively, the “Authorized Officers”), be, and each of them acting alone hereby is, authorized, empowered and directed to take, from time to time in the name and on behalf of the Company, such actions and execute and deliver such certificates, instruments, notices and documents, including amendments thereto, as may be required from time to time or as such officer may deem necessary, advisable or proper in order to carry out and perform the foregoing resolutions; all such certificates, instruments, notices and documents to be executed and delivered in such form as the officer executing the same shall approve, the execution and delivery thereof by such officer to be conclusive evidence of the approval and ratification thereof by such Authorized Officer; and

RESOLVED, that any and all actions taken by the Authorized Officers, including executing, delivering, certifying and filing all such agreements, undertakings, certificates, instruments and documents in connection with and in furtherance of the matters referred to in any of the foregoing resolutions be, and they hereby are, approved, ratified, confirmed and consent to in all respects by the undersigned.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date set forth above.

By:

By:
Name:
Title:

By:

By:
Name:
Title:

By:

By:
Name:
Title:

By:

By:
Name:
Title:

Exhibit F

Persons to be Elected to Board of Directors

Frank Litvack, M.D.

Linda Marban Ph.D.

David Musket

George Dunbar

Earl Collier

Louis V. Manzo

Louis J. Grasmick

Joshua A. Kazam

Gregory W. Schafer

Exhibit G

Parent Certificate of Amendment

FORM OF

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NILE THERAPEUTICS, INC.

Nile Therapeutics, Inc., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors does hereby certify:

FIRST:   That the name of the corporation is Nile Therapeutics, Inc., formerly known as SMI Products, Inc. (the “Corporation”).  The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 26, 2007.

SECOND:   That the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Certificate of Incorporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is Capricor Therapeutics, Inc.

(the “Corporation”)”

RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation shall be amended by changing the Fourth Article thereof so that, as amended, the first paragraph of said Article shall be and read as follows:

“(a)          Authorized Capital. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 110,000,000, of which 100,000,0000 shares, par value of $0.001, shall be designated as Common Stock (“Common Stock”), and 10,000,000 shares, par value of $0.001, shall be designated as Preferred Stock (“Preferred Stock”). Effective at [ ].m. on [ ], 2013 (the “Effective Time”), each shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one-[__________] (1/[__]) share of fully paid and nonassessable Common Stock of the Corporation (“New Common Stock”), subject to the treatment of fractional share interests described as follows. No fractional shares of Common Stock shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock. A holder of Old Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of New Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the holder would otherwise be entitled multiplied by the last closing sale price of the Old Common Stock prior to the Effective Time, as reported on the OTC Markets, LLC (or if such price is not available, then such other price as determined by the Board of Directors) and as appropriately adjusted for such combination.”

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

FOURTH: That the foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by _________, its _______________, as of _____________, 2013.

NILE THERAPEUTICS, INC.

By:
Name:
Title:

Exhibit H

Form of Company Stockholder Questionnaire

REPRESENTATION LETTER

IN CONNECTION WITH MERGER TRANSACTION BETWEEN

CAPRICOR, iNC.

AND NILE THERAPEUTICS, INC.

Capricor, Inc.

8840 Wilshire Blvd., 3rd Floor

Beverly Hills, CA 90211

Return To:

Karen Krasney, Esq.

General Counsel

Fax: 310-358-3209

Email: kkrasney@capricor.com

Re:	Issuance of shares (the “Shares”) of common stock, par value $.001 per share, of Nile Therapeutics, Inc. (“Nile”) in connection with the merger (the “Merger”) of Bovet Merger Corp., a Delaware corporation and wholly owned subsidiary of Nile (“Merger Sub”), with and into Capricor, Inc., a Delaware corporation (“Capricor”), pursuant to an Agreement and Plan of Merger and Reorganization dated July ___, 2013, by and among Nile, Merger Sub and Capricor (the “Merger Agreement”).

Ladies and Gentlemen:

In connection with the proposed issuance of the Shares in the Merger, the undersigned holder (the “Stockholder”) of shares of Capricor’s capital stock hereby represents, warrants and agrees as follows:

1.          The Stockholder understands that the purpose of this letter is to confirm whether the Stockholder meets the investor suitability standards imposed by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, in connection with the proposed Merger and that the information provided in this letter will be relied upon by Nile in connection with the offer and sale of the Shares in the proposed Merger.

2.          The Stockholder has completed the Stockholder Questionnaire attached as Appendix A and the information provided by the Stockholder on Appendix A is true, correct and complete.

3.          The Stockholder has received and has had the opportunity to review certain information relating to Nile, Capricor and the Merger, including, without limitation, the Information Statement of Capricor relating to the Merger, which describes certain terms and conditions of the Merger Agreement, including the documents attached thereto. The Stockholder has also received Nile’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

4.          The Stockholder has had an opportunity for a reasonable period of time to ask questions of and receive answers from Nile and Capricor concerning Nile, the Shares and the terms and conditions of the transactions contemplated by the Merger, and the Stockholder has had an opportunity to obtain any additional information the Stockholder considered necessary to verify the accuracy of the information furnished in the documents listed in Section 3 above.

5.           The Stockholder, either alone or together with the Stockholder’s purchaser representative, has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally, is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of an investment in the Shares in the amount contemplated. The Stockholder has adequate means of providing for his, her or its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. The Stockholder can afford a complete loss of his, her or its investment in the Shares.

6.           In connection with the Merger, the Stockholder is acquiring the Shares for his, her or its sole account, for investment and not with a view to the resale or distribution thereof.

7.           The Stockholder understands that:

(a)          The Shares have not been and will not be registered by Nile under the United States Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws (the “State Acts”), and, therefore, the Shares cannot be sold or otherwise transferred unless either they are registered under the Securities Act and any applicable State Acts or an exemption from such registration is available.

Neither Capricor nor Nile has made any representations to the Stockholder that it will register the Shares under the Securities Act or the State Acts.

(b)          Any certificates evidencing the Shares will include the legend set forth below, which the Stockholder has read and understands, or a substantially similar legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES OR "BLUE SKY LAWS", AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

8.           The Stockholder understands that an investment in the Shares involves a substantial degree of risk, including, without limitation, those matters discussed in Capricor’s Information Statement relating to the Merger. No representation has been made regarding the future performance of Nile or Capricor or the future market value of the Shares.

Signature pages follow.

Signature Page to Stockholder Representation Letter for Individual Stockholder

Date:________________, 2013	x

Print Name:

Signature Page to Stockholder Representation Letter for Entity Stockholder

Date:________________, 2013	Entity Name:
(Print Name of Entity)

By:
Name:
Title:

Appendix A

STOCKHOLDER Questionnaire

All information supplied will be treated in confidence, except that this Questionnaire may be provided to such parties as deemed appropriate or necessary to establish the availability of an exemption from registration under the Securities Act and under state securities laws.

A.           GENERAL INFORMATION

Please answer each question. (Please print or type.) If the answer to any question is “None” or “Not Applicable,” please so state.

Name of individual or entity:

Home Address:

Business Address:

Telephone:	Home (__)___________________________Work (__)___________________________

Fax (if any)	Home (__)___________________________Work (__)___________________________

Email Address (if any):

State of Residence or Organization:

Date of Birth:

Date of Incorporation or Organization (entities only):

Social Security or Taxpayer Identification No. of Stockholder:

Joint Owner:

Send mail to: (check one)	___________________Home ______________________Office

A-1

Appendix A

B.           ACCREDITED INVESTOR QUALIFICATION

1.          QUESTIONNAIRE FOR IndividualS

☐	The undersigned certifies that he or she IS an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of being at least one of the following (CHECK ALL THAT ARE APPLICABLE):

___ (a)	an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.

Explanation. For purposes of this Questionnaire, “net worth” means the excess of total assets at fair market value, including real and personal property, excluding the value of your primary residence, over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value, but includes any mortgage amount in excess of the home’s fair market value.

___ (b)	an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)

___ (c)	an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two calendar years and reasonably expects joint income in excess of $300,000 in the current calendar year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)

☐	The undersigned is not an “accredited investor” (check this box if none of (a) through (c) apply).

2.          QUESTIONNAIRE FOR Corporations, partnerships, and other ENTITIES

☐	The undersigned certifies that it IS an “accredited investor” as that term is defined in Rule 501 under the Act by virtue of being at least one of the following (check all that are applicable):

___ (a)	an entity in which all of the equity owners meet one of the criteria set forth in paragraphs (a) through (c) in the individual Stockholder Questionnaire above or paragraphs (b) through (p) below (if this is the only paragraph checked under this section, each such equity owner must fill out a separate Questionnaire for individuals or entities, as appropriate);

___ (b)	a trust (other than an employee benefit or pension plan) with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring securities in connection with the proposed business transaction, whose voting decision with respect to the proposed business transaction would be directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits of the consideration that would be received in such a transaction;

A-2

Appendix A

___ (c)	a partnership, a corporation, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring securities in the proposed business transaction, with total assets in excess of $5,000,000;

___ (d)	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring securities in the proposed business transaction, with total assets in excess of $5,000,000;
___ (e)	a bank as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity;

___ (f)	a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;

___ (g)	a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

___ (h)	an insurance company as defined in Section 2(13) of the Act;

___ (i)	an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

___ (j)	a business development company as defined in Section 2(a)(48) of the Investment Company Act;

___ (k)	a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___ (l)	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000;

___ (m)	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that would make a decision to vote in favor of a business transaction through a plan fiduciary as defined in Section 3(21) of ERISA that is a bank, savings and loan association, insurance company, or registered investment adviser;

___ (n)	an employee benefit plan within the meaning of ERISA with assets in excess of $5,000,000;

___ (o)	a self-directed employee benefit plan within the meaning of ERISA with investment decisions made solely by persons that are accredited investors (if this is the only box checked under this section, each such person must fill out a separate Questionnaire for individuals or entities, as appropriate); or

___ (p)	a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

☐	The entity is not an “accredited investor” (check this box if none of (a) through (p) apply).

A-3

Appendix A

C.	SOPHISTICATED INVESTOR STATUS (NON-ACCREDITED STOCKHOLDERS ONLY)

(This Part C should be completed by each Capricor Stockholder who, in response to Part B above, indicated that he/she/ it was not an “accredited investor.”)

INSTRUCTIONS: The questions in this Part C are relevant in determining whether you are a sophisticated investor as defined under applicable law.

1.	Please describe the business background and investment experience of the person or persons making the investment decision with respect to the receipt of the Shares in connection with the proposed Merger. Include at a minimum the person’s (i) present occupation, including period of employment and field of specialization; (ii) business or professional education, including dates and degrees and certifications received, if any; (iii) experience investing in Nile’s or Capricor’s industry, speculative investments and other investments and (iv) other information which would help Nile to determine that that person is sophisticated in business and financial matters and able to evaluate the merits and risks of the receipt of the Shares in connection with the proposed Merger.

2. The undersigned represents that either (check correct response):

___ (a)	the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the securities of Nile, and therefore will not require a Purchaser Representative;

OR

___ (b)	the undersigned has relied upon the advice of the Purchaser Representative named below, who is not affiliated with Nile, its directors or officers, or counsel to any of the foregoing, in evaluating the merits and risks of an investment in the securities of Nile:

Purchaser Representative:

The above-named Purchaser Representative(s) has furnished a complete Purchaser Representative Questionnaire (in the form attached hereto as Appendix B) to the undersigned as to, among other things, his, her or its relationship, if any, with Nile. The above-named Purchaser Representative(s) and the undersigned together have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the securities of Nile.

A-4

Appendix A

D.           REPRESENTATIONS

The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof. The undersigned understands that the answers to the questions submitted will be relied on by Nile and its officers and directors in connection with the proposed Merger. The undersigned agrees to notify Capricor immediately of any material change in the foregoing answers.

E.           SIGNATURES

FOR EXECUTION BY AN INDIVIDUAL:

__________________________, 2013
Date

Print Name:

FOR EXECUTION BY AN ENTITY:

Entity Name:

__________________________, 2013	By:
Date
Name:
Title:

__________________________, 2013	By:
Date
Name:
Title:

A-5

Appendix B

PURCHASER REPRESENTATIVE QUESTIONNAIRE

This questionnaire should be completed by each person acting as a purchaser representative in connection with the offering of securities of Nile, Inc. (“Nile”) pursuant to the Agreement and Plan of Merger and Reorganization dated Jun ___, 2013 (the “Merger Agreement”), among Nile Therapeutics, Inc., Bovet Merger Corp., and Capricor, Inc. The purchaser representative should complete the questionnaire concerning his/her/its background and qualifications fully, attaching additional sheets if necessary.

1.	Name of purchaser representative:

Age:

Business Address:

2.	Present occupation or position of purchaser representative, indicating period of such practice or employment and field or professional specialization, if any:

3.	List any business or professional education of purchaser representative, including dates and degrees received, if any:

4.	Have you had prior experience in advising purchasers with respect to investments of this type?

Yes ☐ No ☐

5.	Describe generally any business, financial or investment experience that would help you to evaluate the merits and risks of this investment:

6.	Do you or any of your affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) have any material relationship with Nile or any of its affiliates, or has such material relationship existed at any time during the previous two years, or is any such material relationship mutually understood to be contemplated?

Yes ☐ No ☐

B-1

(a)	If you checked “yes,” please describe each such relationship below or on a separate sheet of paper:

(b)	If a material relationship is disclosed in subparagraph (a) above, indicate the amount of compensation received or to be received as a result of such relationship:

7.	In advising the purchasers in connection with the purchasers’ prospective investment in Nile, will you be relying in part on any purchaser’s expertise in certain areas?

Yes ☐ No ☐

If “Yes”, state which areas and upon which purchaser(s) you will be relying upon:

8.	In advising the purchasers in connection with the purchasers’ prospective investment in Nile, will you be relying in part on the expertise of an additional purchaser representative or representatives?

Yes ☐ No ☐

If “Yes”, give the name and address of such additional representative or representative, and their area of expertise:

9.	Please confirm the correctness of the following representation.

Yes ☐ No ☐

I understand that Nile will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to Nile as follows:

B-2

(i)	I am acting as purchaser representative for the non-accredited investors whose name appear below my signature in connection with such investors’ prospective investment in Nile;

(ii)	The answers to the above questions are complete and correct and may be relied upon by Nile in determining whether the offering with respect to which I have executed this questionnaire is exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D or otherwise, and applicable state securities laws;

(iii)	I will notify Nile immediately of any material change in any statement made herein occurring prior to the closing of any purchase by any investor of an interest in the proposed investment;

(iv)	I am not an affiliate (as defined in Rule 405), director, officer, partner or other employee of Nile, or a beneficial owner of 10% or more of any class of the equity securities of Nile or any of its subsidiaries;

(v)	I have disclosed to the investors in writing prior to the investors’ acknowledgment of me as their purchaser representative in their Stockholder Questionnaire, any material relationship with Nile or its affiliates disclosed in answer to question 6 above;

(vi)	I personally (or, if I have checked “Yes” in question 7 or 8 above, as applicable, together with the investors or the additional purchaser representative or representatives indicated above) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the investors’ prospective investment in Nile; and

(vii)	I have carefully read and understand the Agreement and exhibits thereto, have received information with respect to all matters I consider material to the decision whether or not to purchase the securities of Nile being offered, have had the opportunity to ask questions and receive answers from Nile on any matter material to the investment decision and have evaluated the risks of the proposed investment.

IN WITNESS WHEREOF, the undersigned purchaser representative has executed this Questionnaire this ____ day of ________________, 2013.

PURCHASER REPRESENTATIVE

Signature:

Print Name:

Unaccredited Stockholders Represented:

__________________________________________________

__________________________________________________

__________________________________________________

Use an additional page if necessary to list additional Unaccredited Stockholders represented.

B-3

Appendix B

Exhibit I

Termination of Specific Agreements

TRC Services Agreement (as defined in Section 3.8 of the Parent Disclosure Schedule)

The Horton Agreement (as defined in Section 3.8 of the Parent Disclosure Schedule)

The Evans Agreement (as defined in Section 3.8 of the Parent Disclosure Schedule)

B-1

List of Parent Disclosure Schedule Sections*

Section 3.1	Organization; Standing and Power; Subsidiaries
Section 3.4	Capitalization
Section 3.5	Title to and Sufficiency of Assets
Section 3.6(b)	Properties
Section 3.7	Intellectual Property
Section 3.8	Contracts
Section 3.9	Compliance with Laws; Governmental Authorizations
Section 3.13	Parent Financial Statements
Section 4.3(b)(i)	Permitted Issuances

*	Sections omitted pursuant to Item 601(b)(2) of Regulation S-K.